SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ------------------


                                    FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (date of earliest event reported):  April 9, 1997



          Public Service Company of North Carolina, Incorporated
          (Exact Name of Registrant as Specified in its Charter)


 North Carolina                    1-11429              56-0233140
(State or Other Jurisdiction      (Commission           (IRS Employer
         of Incorporation          File Number)         Identification No.)


 400 Cox Road, P.O. Box 1398, Gastonia, North Carolina      28053-1398
(Address of Principal Executive Offices)                    (Zip Code)


                         (704) 864-6731
                  Registrant's Telephone Number
                      Including Area Code



                                 N/A
   Former Name or Former Address, if Changed Since Last Report

                  Exhibit Index is on Page 9

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Item 5.           Other Events.

I.       Adoption of Rights Plan

                  On April 9, 1997, the Board of Directors of Public Service Company of North Carolina, Incorporated (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock to stockholders of record at the close of business on April 28, 1997 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Cumulative Preferred Stock, par value $25 per share (the "Preferred Stock"), at a Purchase Price of $55.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank of North Carolina, as Rights Agent.

                  By Order issued April 8, 1997, the North Carolina Utilities Commission authorized PSNC to reserve for issuance under the Rights Agreement, up to 1,500,000 shares of preferred stock and to issue that preferred stock in the future in accordance with the terms of the Rights Agreement.

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earli er of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or ob tained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock or, with respect to persons that benefi cially own ten percent (10%) or more of the outstanding shares of Common Stock on April 9, 1997, such person has


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acquired,  or obtained  the right to  acquire,  beneficial  ownership  of twenty percent (20%) or more of the out standing shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company, or (ii) ten (10) business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorpo rating the Rights Agreement by reference and
(iii)  the  surrender  for  transfer  of  any   certificates  for  Common  Stock
outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

                  The Rights are not exercisable until the Distribution Date and will expire at the close of busi ness on April 9, 2007, unless earlier redeemed or ex changed by the Company as described below.

                  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.



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                  In the  event  that a person  becomes  an  Acquir  ing  Person
(except pursuant to an offer for all out standing shares of Common Stock that the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, at the option of the Board of Directors, (i) Common Stock, the issuance of which has been preapproved by
the  North  Carolina  Utilities  Commis  sion  (the   "Commission"),   (ii)  one
one-hundredths of a share of Series A Cumulative Preferred Stock, the issu ance of which has been preapproved by the Commission, and/or (ii) cash, property or other securities of the Company, each of (i), (ii) and (iii) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances speci fied in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

                  For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consider ation, as noted above) for $100. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase ten shares of Common Stock for $100.

                  In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation


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(other than a merger which  follows an offer  described in the second  preceding paragraph), or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this para graph and in the second preceding paragraph are referred to as the "Triggering Events."

                  At any time after a person becomes an Acquir ing Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstand ing Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hun dredths of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                  At any time until ten (10) days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consider ation deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 re demption price. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest.

                  Until a Right is exercised, the holder there of, as such, will have no rights as a stockholder of the


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Company,  including,  without  limitation,  the  right  to  vote  or to  receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circum
stances,   recognize  taxable  income  in  the  event  that  the  Rights  become exercisable for Common Stock, Preferred Stock or other consideration of the Company or for common stock of the acquiring company as set forth above.

                  Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made at such time as the Rights are not redeem able.

                  The Rights Agreement, dated as of April 9, 1997, between the Company and First Union National Bank of North Carolina, as Rights Agent, specifying the terms of the Rights and including the form of the Certificate of Designation, Preferences and Rights setting forth the terms of the Preferred Stock as an exhibit thereto, the press release announcing the declaration of the Rights and a form of letter to the Company's stockholders describing the Rights are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.





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Item 7.           Financial Statements and Exhibits.


  4 Rights Agreement, dated as of April 9, 1997, between Public Service Company of North Caro lina, Incorporated and First Union National Bank of North Carolina, as Rights Agent, in cluding all exhibits thereto, incorporated herein by reference to Exhibit 1 to the Com pany's Registration Statement on Form 8-A dated April 10, 1997.

  20(a) Press Release of the Company dated April 9, 1997, incorporated herein by reference to Ex hibit 2 to the Company's Registration State ment on Form 8-A dated April 10, 1997.

  20(b) Form of letter to the Company's stockholders describing the Rights, incorporated herein by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A dated April 10, 1997.




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                                             SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed thereto duly authorized.


                                          Public Service Company of
                                          North Carolina, Incorporated



Date:  April 10, 1997                      By:s/Jack G. Mason
                                              Name: Jack G. Mason
                                              Title:Vice President
                                                    Treasurer and
                                                    Chief Financial Officer

                                     Page 8

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                                                EXHIBIT INDEX





Exhibit             Description                                      Page

 4                  Rights Agreement,  dated as of
                    April 9, 1997,  between Public
                    Service   Company   of   North
                    Caroli  na,  Incorporated  and
                    First Union  National  Bank of
                    North   Carolina,   as  Rights
                    Agent,  including all exhibits
                    thereto,  incorporated  herein
                    by  reference  to Exhibit 1 to
                    the   Company's   Registration
                    Statement on Form 8-A dated
                    April 10, 1997.                                   N/A

 20(a)              Press  Release of the Company
                    dated April 10,1997, incorp-
                    orated  herein by reference to
                    Exhibit 2 to the Company's
                    Registration Statement on Form
                    8-A dated April 10, 1997.                         N/A

 20(b)              Form of  letter  to the
                    Company's stockholders
                    describing the Rights,
                    incorporated  herein by
                    reference to Exhibit 3 to the
                    Company's Registration
                    Statement on Form  8-A  dated
                    April 10, 1997.                                   N/A



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